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                                                                   EXHIBIT 10(g)



                    THE LAIDLAW ENVIRONMENTAL SERVICES, INC.

                   U.S. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                ================================================





This Plan was adopted by the Board of Directors of Laidlaw Environmental Services, Inc. effective October 14, 1997.






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                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE

1        Introduction                                                         1

2        Definitions                                                          2

3        Eligibility and Service                                              7

4        Supplemental Benefits                                                8

5        Normal and Optional Forms of Benefits                               12

6        Death Benefits                                                      13

7        Future of the Plan                                                  15

8        General Provisions                                                  16


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                                  ARTICLE 1

                                 INTRODUCTION

1.01 Laidlaw Environmental Services, Inc. (hereinafter known as "LES") hereby establishes the Laidlaw Environmental Services, Inc. U.S. Supplemental Executive Retirement Plan (the "Plan") for the purpose of providing supplemental benefits as hereinafter described.

1.02 Supplemental benefits payable under this Plan will be paid in addition to benefits paid under any other retirement arrangement sponsored by a participating employer. However, this Plan supersedes the Laidlaw Inc. U.S. Supplemental Executive Retirement Arrangement adopted by the Board of Directors of Laidlaw Inc. effective April 1, 1995 (the "Arrangement"). Duplicate benefits will not be paid from this Plan and the Arrangement.

1.03     The effective date of this Plan is October 14, 1997.

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                                    ARTICLE 2

                                   DEFINITIONS

In this Plan, the following terms and expressions will have the following meanings, unless a different meaning is required by the context.

2.01 ACTUARIAL EQUIVALENT means a supplemental benefit of an equivalent value where such equivalent benefit is established using actuarial tables, actuarial assumptions and methodology as may be selected by the Company on the recommendation of the Actuary.

2.02 ACTUARY means a Fellow of the Society of Actuaries, as appointed by the Company.

2.03 AFFILIATED COMPANY means any subsidiary company of LES or any company related to or associated with LES.

2.04 BENEFICIARY means the person designated by a Member under Article 6 and means the Member's estate where there is no such person.

2.05 BOARD OF DIRECTORS means the board of directors of Laidlaw Environmental Services, Inc., or such Committee to which such board of directors may delegate its authority in respect of this Plan.

2.06 COMPANY means Laidlaw Environmental Services, Inc. (LES) and any related, affiliated, associated or subsidiary company which may be designated as a participating employer by the Company and which has agreed to participate in the Plan. Where any reference in the Plan is made to any action to be taken, consent, approval or opinion to be given,

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         discretion or decision to be exercised by the Company, Company means
         LES, acting through the Board of Directors or any person authorized by the Board of Directors for purposes of the Plan.

2.07 CONTINUOUS SERVICE means the years and completed months of an Employee's uninterrupted period of employment with the Company since the Employee's last date of hire by the Company, except that where the Employee was previously employed by another unrelated company, Continuous Service shall mean the years and completed months of an Employee's uninterrupted period of employment with the Company since the date of acquisition of the shares of that unrelated company by the Company. Notwithstanding the foregoing, Continuous Service shall not include any notice period related to termination of employment (including pay in lieu of notice of termination of employment), unless required by law and only to the extent required by law.

2.08 CREDITED SERVICE of a Member means the aggregate of Credited Past Service and Credited Future Service as follows:

         (a) CREDITED PAST SERVICE

             Continuous Service prior to the effective date of an Employee's becoming a Member hereunder, provided the Human Resource and Compensation Committee has consented to the granting of such past service for the purposes of this Plan and has so notified the Member in writing; and

         (b) CREDITED FUTURE SERVICE

             Continuous Service from the later of October 14, 1997 or the date the Employee becomes a Member in this Plan in accordance with
             Article 3.

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2.09     EARNINGS in respect of a month of service during a particular fiscal year means one-twelfth of the aggregate of:

         (a) the Employee's base salary received in such complete fiscal year from the Company (exclusive of any allowances); and

         (b) bonuses and other incentive payments received in cash that are attributable to such fiscal year, up to a maximum of the targeted bonus payable to the Member in respect of such fiscal year (as determined under the Company's annual incentive program).

         "Earnings" shall not include any severance payments (i.e. or pay in lieu of reasonable notice of termination of employment), unless required by law and only to the extent required by law.

         For the purposes of this paragraph, where, at the time of determination of an Employee's "Earnings", an Employee has not worked for the entirety of a particular fiscal year, for the purposes of determining the Employee's Earnings for that fiscal year, the salary received and bonus attributed to that fiscal year under paragraph (a) and (b) above shall be divided by the number of whole or partial months service in that fiscal year.

2.10 EMPLOYEE means any person in full-time employment with the Company who is a resident of the US.

2.11 FINAL AVERAGE EARNINGS calculated as of any date on or after April 1, 2000 means twelve times the highest average of the Member's Earnings during any 60 consecutive months of service with the Company and/or an Affiliated Company within the 10 year period preceding the Member's retirement, death or termination of employment. If a Member has not

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         completed 60 consecutive months of service as of the calculation date,
         Final Average Earnings will be based on the average of the Member's Earnings during the Member's period of consecutive service ending on such calculation date.

         Final Average Earnings calculated as of any calculation date prior to April 1, 2000 means twelve times the average of the Member's earnings during the 60 consecutive months of service with the Company and/or an Affiliated Company ending on the calculation date. If a Member has not completed 60 consecutive months of service as of the calculation date, Final Average Earnings will be based on the average of the Member's Earnings during the Member's period of consecutive service ending on such calculation date.

2.12 HUMAN RESOURCE AND COMPENSATION COMMITTEE means the Human Resource and Compensation Committee of the Board of Directors.

2.13 INTERNAL REVENUE CODE MAXIMUM COMPENSATION LIMIT at a particular time means the "compensation limit" as defined under Section 415(d) of the Internal Revenue Code of 1986 and the Regulations thereunder, as amended from time to time. As at October 14, 1997, the "compensation limit" is $150,000.

2.14 MEMBER means an Employee or former Employee who has been designated as eligible to participate in the Plan under Article 3 and who continues to be eligible to receive supplemental benefits under this Plan.

2.15 PLAN means this Laidlaw Environmental Services, Inc. U.S. Supplemental Executive Retirement Plan, as amended or restated from time to time.


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2.16     RETIREMENT AGE at a particular time, means the age upon which an individual can claim an unreduced pension under the United States Social Security Act and Regulations thereunder.

2.17 STATUTORY BENEFIT OFFSET at a particular time means the maximum annual "primary insurance amount" under the United States Social Security Act and the Regulations thereunder, as amended from time to time, payable at the date the Member attains the Retirement Age. Where a Member demonstrates to the satisfaction of the Company that upon attaining the Retirement age he or she is entitled to a pension benefit under the Social Security Act and Regulations thereunder that is less than the maximum annual primary insurance amount as described above, the Statutory Benefit Offset in respect of that Member shall be that lesser amount.

2.18 TOTAL DISABILITY means a disability in respect of which the Member is entitled to benefits from the Company's long-term disability program.

2.19     VESTED CREDITED SERVICE has the meaning described in Section 4.04.

In this Plan, unless the context requires otherwise, reference to the male gender will include the female gender and words importing the singular number only include the plural number and vice versa.

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                                    ARTICLE 3

                             ELIGIBILITY AND SERVICE
3.01     MEMBERSHIP

         An Employee will become a Member under this Plan upon being:

         (a) recommended by the Chief Executive Officer of the Company for participation in this Plan; and

         (b) approved for participation by the Human Resource and Compensation Committee, and such membership shall be effective on the date determined by the Human Resource and Compensation Committee in respect of such Member.

3.02     DISABILITY

         If the Member suffers from a Total Disability, such period of disability will be excluded from Credited Service. If the Member's Total Disability continues until he attains age 65, the Member will be deemed to have retired from employment and his supplemental benefits will be determined based on:

         (a)      the formula set out in Section 4.01;

         (b) Credited Service accrued to the date the Total Disability commenced;

         (c) for the purposes of Article 4, Continuous Service accrued to the date the Total Disability commenced; and

         (d) Final Average Earnings at the date the Total Disability commenced.

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                                    ARTICLE 4

                              SUPPLEMENTAL BENEFITS

4.01     BENEFIT FORMULA

         The annual supplemental benefit formula is equal to ({A +B} - C) x D as follows:

         where:

A        is 1% of the lesser of (i) the Member's Final Average Earnings; and
         (ii) the Internal Revenue Code maximum Compensation Limit;

B is 1.5% of the amount by which the Member's Final Average Earnings exceeds the Internal Revenue Code Maximum Compensation Limit;

C is, assuming the Member has attained the Retirement Age, 1/35th of the Statutory Benefit Offset, determined on the date of termination of employment, or death, as the case may be, and prior to the Member attaining the Retirement Age, nil; and

D is the aggregate of the number of whole or partial years of the Member's Vested Credited Service, as determined under Section 4.04.

4.02     PENSION COMMENCEMENT

         A Member will be entitled to an annual supplemental benefit calculated according to the formula in Section 4.01 and based on Vested Credit Service and Final Average Earnings as at the date of termination of the Member's employment, commencing the first day of the month coincident with or next following such Member attaining the age of 65.

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4.03     EARLY RETIREMENT

         A Member who retires from employment with the Company on or after the attainment of age 60 and before attainment of age 65 and who elects to have this provision apply to him will be entitled to an annual supplemental benefit, commencing on the first day of the month coincident with or next following such Member's actual retirement date and such other date selected by him that is prior to the Member's attainment of age 65, equal to the supplemental benefit calculated according to the formula in Section 4.01 and based on the Vested Credited Service and the Member's Final Average Earning at the Member's actual retirement date. Such supplemental benefit will be reduced by 0.1667% for each complete month that the date of commencement of payment of benefits precedes the Member's attainment of age 65. A Member can elect to have this provision apply to him by giving written notice to the Company of such election, which notice must be received by the Company prior to the day that the Member elects that supplemental benefits will commence to become payable to him.

4.04     VESTED CREDITED SERVICE

         For the purposes of this Plan, Vested Credited Service is the sum of Vested Credited Future Service and Vested Credited Past Service, as defined below:

         (a) VESTED CREDITED FUTURE SERVICE

             A Member's Vested Credited Future Service is equal to the Member's Credited Future Service multiplied by the relevant vesting percentage contained in the following chart, based on the number of full years of the Member's Credited Future Service rendered after becoming a Member of this Plan.

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
--------------------------------------------------------------------------------
YEARS OF CREDITED FUTURE                             RELEVANT VESTING PERCENTAGE
SERVICE RENDERED AFTER
BECOMING A MEMBER
--------------------------------------------------------------------------------
less than 1 year                                                      0%
--------------------------------------------------------------------------------
1 or more years but less than 2 years                                20%
--------------------------------------------------------------------------------
2 or more years but less than 3 years                                40%
--------------------------------------------------------------------------------
3 or more years but less than 4 years                                60%
--------------------------------------------------------------------------------
4 or more years but less than 5 years                                80%
--------------------------------------------------------------------------------
5 or more years                                                     100%
--------------------------------------------------------------------------------

         Where a Member suffers from a Total Disability, such period of Total Disability shall be considered to be Credited Future Service rendered after becoming a Member for the purposes only of determining the relevant vesting percentage in the above chart.

         (b)  VESTED CREDITED PAST SERVICE

              A Member's Vested Credited Past Service is equal to the Member's Credited Past Service if the Member:

                 (i) dies, at any age, and such death occurs prior to the
                     commencement of payment of supplemental benefits under this Plan;

                (ii) retires from employment with the Company on or after the attainment age 60; or

               (iii) terminates employment with the Company before age 60, provided the Member neither voluntarily terminates his employment with the Company nor is dismissed for just cause.

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             For the purposes of this Section 4.04(b), the Human Resource and
             Compensation Committee will determine what constitutes "just cause" and whether a particular Member has been dismissed for just cause or has voluntarily terminated his employment with the Company.

             In any other case, a Member's Vested Credited Past Service is nil.

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                                    ARTICLE 5

                      NORMAL AND OPTIONAL FORMS OF BENEFITS

5.01     NORMAL FORM

         The normal form of supplemental benefit payable under this Plan is an annuity payable in monthly installments for the life of the Member and, in any event, for a period of not less than 60 months. If the Member dies before receiving 60 monthly payments, the Member's Beneficiary will receive the remaining payments at the same time and in the same amount that the Member would have received, had he not died.

5.02     OPTIONAL FORMS

         In lieu of the normal form of supplemental benefit described in Section 5.01, the Member may elect, before supplemental benefit payments commence, any other form of periodic lifetime annuity acceptable to the Human Resource and Compensation Committee (the "Optional Form"), which Optional Form will be the Actuarial Equivalent of the normal form of supplemental benefit described in Section 5.01.

         Where the Member wishes to elect an Optional Form, the Member must so advise the Company, in writing, at least 30 days before the date benefit payments would otherwise have commenced under this Plan.
         Section 5.01 will apply where the Member has not provided such written notice to the Company in the specified time period.

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                                    ARTICLE 6

                                 DEATH BENEFITS

6.01     BENEFICIARY DESIGNATION

         A Member may designate, by written notice delivered to the Committee, a Beneficiary to receive any benefits that are payable with respect to the Member on or after the death of the Member. A Member may revoke or amend such designation in the same manner at any time, subject to any applicable laws governing the designation of beneficiaries.

6.02     NO BENEFICIARY

         If no valid Beneficiary designation is in effect for the Member at his death, or if the Beneficiary predeceases the Member, any benefit payable to the Member's Beneficiary will be paid to the estate of the Member in accordance with this Plan.

6.03     DEATH OF A BENEFICIARY

         If a Beneficiary, as a result of a Member's death, is entitled to payments under this Plan and the Beneficiary dies before receiving any or all of the payments due to him, any remaining guaranteed monthly payments will continue to be paid to the estate of the Beneficiary.

6.04     DEATH BEFORE SUPPLEMENTAL BENEFIT COMMENCEMENT

         Notwithstanding Sections 4.02 and 4.03, if the Member dies before the payment of supplemental benefits have commenced, the Member will be deemed to have retired the day before his death and the Member's Beneficiary will receive a supplemental benefit equal to the benefit determined in accordance with Section 4.01, and payable for 60 months,

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         commencing on the first day of the month coincident with or next following the Member's death.

6.05     DEATH AFTER SUPPLEMENTAL BENEFIT COMMENCEMENT

         If a Member dies after the Member's supplement benefits have commenced being paid, any benefits payable under this Plan will be determined and payable in accordance with Article 5.

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                                    ARTICLE 7

                               FUTURE OF THE PLAN

7.01     RIGHT TO AMEND OR TERMINATE THE PLAN

         The Human Resource and Compensation Committee reserves the right to amend or discontinue this Plan at any time, either in whole or in part, at its discretion, provided such amendment or termination, as applicable, does not reduce benefits under this Plan accrued to the date of amendment or termination of the Plan, as applicable, based on a Member's Final Average Earnings and Credited Service at the date of such amendment or termination, as applicable.

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                                    ARTICLE 8

                               GENERAL PROVISIONS

8.01     ADMINISTRATION

         The Company will administer this Plan. The Company:

         (a) will be responsible for all matters relating to the administration of this Plan;

         (b) may delegate such matters as it deems appropriate to be performed by the committee or by one or more agents;

         (c) will decide conclusively all matters relating to the operation, interpretation and application of the Plan; and

         (d) may enact rules and regulations relating to the administration of the Plan to carry out the terms of this Plan and may amend such rules and regulations from time to time. Such rules and regulations will not conflict with any provision of this Plan.

8.02     SUPPLEMENTAL BENEFITS PAYABLE BY THE COMPANY

         (a) The Company is not required to establish or contribute to a trust fund, annuity or other current funding arrangement of any kind for the provision of supplemental benefits which may become, or are, payable under this Plan.

         (b) Supplemental benefits payable under this Plan are to be paid solely from the general assets of the Company.


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8.03     FREQUENCY AND TIMING OF SUPPLEMENTAL BENEFIT BENEFITS

         Unless specified otherwise, payments under this Plan will be payable monthly upon the first day of the month in which they fall due. Where such payments are subject to termination on death or loss of eligibility ("termination event"), the last monthly payment will be payable on the first day of the month in which the termination event occurs.

8.04     NON-ALIENATION

         Except as otherwise required by law, any transaction that purports to assign, charge, anticipate, surrender or grant as security a Member's right or interest under the Plan, or supplemental benefits payable under this Plan, is void.

8.05     NON-COMMUTATION OF BENEFITS

         A supplemental benefit payable under this Plan will not be capable of being commuted, unless the Human Resource and Compensation Committee decides it is in the best interests of the Company to do so.

8.06     RIGHTS OF EMPLOYEES

         (a) No Member will have any right or interest, whatsoever, to supplemental benefits under this Plan, except as provided in this Plan.

         (b) The establishment of this Plan will not constitute an enlargement of any rights an Employee might otherwise have as to tenure, retention of employment

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         with the Company, continuity of work, advancement in employment or any particular job or position.

8.07     LIMITATION OF LIABILITIES

         Notwithstanding anything in this Plan to the contrary, the Company, its directors, officers, employees, and agents will not be liable to any person whatsoever because of any acts, omissions to act, or mistakes, negligence or errors in judgment either by the Company or of any person appointed or employed by it or providing service to it in connection with its or their functions hereunder, except for any claims, demands and proceedings arising from any act or omission which is due to willful misconduct, fraud or lack of good faith by the Company or such persons or any one of them.

8.08     INFORMATION TO BE PROVIDED BEFORE BENEFITS ARE PAID

         Payment of supplemental benefits will not be made until the person entitled to payment of supplemental benefits delivers to the Company:

         (a) satisfactory proof of age of the person and other persons who may become entitled to payment of supplemental benefits; and

         (b) any such other information as may be required to calculate and pay supplemental benefits, including a signed declaration of marital status, if applicable.

8.09     COMPANY RECORDS

         Whenever the records of the Company are used for the purposes of this Plan, such records will be conclusive as to the facts with which they are concerned.


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8.10     SUCCESSOR COMPANIES

         If the Company (or participating employer contemplated by the definition of "Company") sells or exchanges all or substantially all of its assets, discontinues operation of its business or enters into a statutory or non-statutory merger, consolidation of re-organization with any other corporation, this Plan will be continued and the person, firm or corporation to which the Company (or participating employer, as the case may be) is sold or with which the Company (or participating employer, as the case may be) is merged, consolidated or re-organized will be deemed to be the successor of the Company (or participating employer, as the case may be) and will be substituted hereunder for the Company (or participating employer, as the case may be).

8.11     CONSTRUCTION

         The Plan will be governed and construed in accordance with the laws of South Carolina.

8.12     CURRENCY

         All supplemental benefits payable under this Plan will be paid in the lawful currency of the United States.

8.13     SEVERABILITY

         If any provision of this Plan is held to be invalid or unenforceable by a court of competent jurisdiction, its invalidity or unenforceability will not affect any other

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         provision of this Plan and the Plan will be construed and enforced as if such provision had not been included therein.

8.14     CAPTIONS AND HEADINGS

         The captions, heading and Table of Contents of this Plan are included for convenience of reference only and will not be used in interpreting the provisions of this Plan.


8.15     ARTICLES AND SECTIONS

         "Article" or "Articles" means an article or articles as defined in the Table of Contents and "Section" or "Sections" means a specific provision or provisions within and Article or Articles, as applicable.

8.16     WAIVER

         The Human Resource and Compensation Committee shall have the unfettered right and sole discretion to waive any provision of this Plan, if it deems such waiver to be in the best interests of the Company.


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